                                                                Exhibit 23.1




                       Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-42261) pertaining to the Dividend Reinvestment and Stock Purchase Plan of Second Bancorp, Inc. and in the related Prospectus and in the Registration Statement (Form S-8 No. 33-42347) pertaining to the 1991 Incentive Stock Option Plan of Second Bancorp, Inc. of our report dated January 24, 1996 with respect to the consolidated financial statements included in the Annual Report (Form 10-K) of Second Bancorp, Inc. for the year ended December 31, 1995.


                                                Ernst & Young LLP


Cleveland, Ohio
March 25, 1996